SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 11, 2012

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.	Mine Safety.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) was enacted. Section 1503 of the Act contains new reporting requirements regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of an imminent danger order under section 107(a) of the Federal Mine Safety and Health Act of 1977 (an “Order”) issued by the federal Mine Safety and Health Administration (“MSHA”). Additionally, effective January 27, 2012, the Securities and Exchange Commission adopted final rules amending Form 8-K by adding Item 1.04 for Mine Safety disclosures in accordance with the Act. This Current Report is being provided in compliance with such rules.

On July 11, 2012, Newmont USA Limited (the “Company”), a wholly owned subsidiary of Newmont Mining Corporation, received a verbal Order by an MSHA inspector stating that an employee was observed working on the top of a haul truck parked in the Carlin South Area Mine maintenance shop bay without wearing fall protective devices. The employee immediately ceased work and exited the haul truck without incident, which terminated the Order.

The conditions cited in the Order referred to above did not result in accidents or injury and had no material adverse impact on the Company’s operations at the Carlin Mine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Senior Vice President, General Counsel and
Corporate Secretary

Dated: July 13, 2012

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